To the Board of Trustees and
Shareholders of Berger Omni
Investment Trust


In planning and performing
our audit of the financial
statements of Berger Omni
Investment Trust (the "Trust")
for the period from January 1, 1997
through September 30, 1997, we
considered its internal control,
including control activities for
safeguarding securities, in
order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
not to provide assurance on internal
control.

The management of the Trust is
responsible for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the
expected benefits and related costs
of control activities.  Generally,
control activities that are relevant
to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.  Those
control activities include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and not be
detected.  Also, projection of
any evaluation of internal control to
future periods is subject to
the risk that it may become inadequate
because of changes in conditions or
that the effectiveness of the design
and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition
in which the design or operation of any
specific internal control
components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted
no matters involving internal control,
including control activities for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of
September 30, 1997.

This report is intended solely for
the information and use of
management and the Board of Trustees
of Berger Omni Investment
Trust and the Securities and Exchange
Commission.




Price Waterhouse LLP
Denver, Colorado
November 11, 1997